UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 20, 2004

Moscow CableCom Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1460	06-0659863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, Suite 1203 New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)
(212) 826-8942
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

[    ]   Written communications pursuant to Rule 425 under the Securities Act (12 C.F.R. 230.425)

[    ]   Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 C.F.R. 240.14a-12)

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On September 20, 2004, Moscow CableCom Corp. (the "Company") issued 220,879 shares of its Common Stock, par value $.01, to OAO Moskovskaya Telecommunikationnaya Korporatsiya ("COMCOR") in exchange for 2,121 shares of the Preferred Stock of its consolidated subsidiary ZAO ComCor-TV ("CCTV"), which shares of Preferred Stock COMCOR had recently acquired in satisfaction of approximately $1,380,000 of CCTV's liabilities to COMCOR.  These transactions were completed pursuant to the terms of the agreements pursuant to which the Company acquired CCTV from COMCOR and others in February 2004, as reported on Forms 8-K filed on May 29, 2003 and March 1, 2004, which reports are incorporated herein by reference.

The shares of Common Stock were issued in a private placement transaction not involving any public offering exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSCOW CABLECOM CORP.
(Registrant)

/s/ Andrew M. O'Shea

Name: Andrew M. O'Shea
Title:  Chief Financial Officer

Date:  September 20, 2004